SIMON TRANSPORTATION SERVICES INC.
                 SCHEDULE OF COMPUTATION OF NET EARNINGS PER SHARE
                                   (Unaudited)



                                                                 For the Three Months Ended
                                                          --------------------------------------
Basic and Diluted:                                              Dec 31, 2000       Dec 31, 1999
                                                                ------------       ------------

Common shares outstanding beginning of period:                     6,114,620          6,110,109

Common share equivalents:

         Common stock repurchased
                  Basic                                                   --                 --
                  Diluted                                                 --                 --

         Employee stock options outstanding
                  Basic                                                   --                 --
                  Diluted                                                 --                 --

         Employee stock options exercised
                  Basic                                                   --                 --
                  Diluted                                                 --                 --
                                                          --------------------------------------

         Number of common shares and common
                  Basic                                            6,114,620          6,110,109
                                                          ======================================
                  Diluted                                          6,114,620          6,110,109
                                                          ======================================

Net loss                                                       $  (2,993,048)       $  (141,215)
                                                          ======================================

Net loss per common share
                  Basic                                        $       (0.49)       $     (0.02)
                                                          ======================================
                  Diluted                                      $       (0.49)       $     (0.02)
                                                          ======================================
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